                                                                  EXHIBIT 10.23

                          * * * * * * * * * * * * * * * * *


                                        LEASE



                                    HACIENDA WEST


                          * * * * * * * * * * * * * * * * *


                                       BETWEEN





                                THE QUICKSILVER GROUP
                                       (TENANT)




                                         AND




               SQUARE 24 ASSOCIATES (d.b.a. SQUARE 24 ASSOCIATES L.P.)
                                      (LANDLORD)

                                        LEASE

     THIS LEASE (the "LEASE") is made as of September 14, 1998, (dated for reference purposes only) between SQUARE 24 ASSOCIATES (d.b.a. SQUARE 24 ASSOCIATES L.P.), a Maryland corporation (the "LANDLORD") and the Tenant as named in the Schedule below. The term "PROJECT" means the two buildings (the "BUILDINGS") and other improvements commonly known as "Hacienda West" located in Pleasanton, California, as more particularly described in EXHIBIT A. The "PREMISES" means that portion of the Building(s) described in the Schedule and outlined on EXHIBIT A, attached hereto. The Building or Buildings in which the Premises are located shall be collectively referred to herein as the "BUILDING". The following schedule (the "SCHEDULE") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

                                       SCHEDULE

 1.   TENANT: The Quicksilver Group, a _______________ corporation
 2. PREMISES: Suite(s) 315 in the Building., as described in EXHIBIT A, attached hereto
 3.   BUILDING: 3875 Hopyard Road, Pleasanton, California 94588
 4.   RENTABLE SQUARE FOOTAGE OF THE PREMISES: 4,905
 5. TENANT'S PROPORTIONATE SHARE OF THE BUILDING: 4.92% of Building and 2.35% of Project (based upon a total of 99,700 rentable square feet in the Building and 208,624 rentable square feet in the Project)
 6.   LEASE DEPOSIT: Prepaid Rent $10,791 and Security Deposit $10,791
 7.   PERMITTED USE: General Office
 8. TENANT'S REAL ESTATE BROKER FOR THIS LEASE: Cushman & Wakefield of California, Inc.
 9. LANDLORD'S REAL ESTATE BROKER FOR THIS LEASE: Colliers Parrish International, Inc.
10.   TENANT IMPROVEMENTS, IF ANY: None
11.   COMMENCEMENT DATE: October 1, 1998
12.   TERMINATION DATE/TERM: November 30, 2000 (26 months)
13.   BASE YEAR: 1998
14.   PARKING STALLS: 18
15.   BASE RENT:

           Period                       Annual Base Rent     Monthly Base Rent
           ------                       ----------------     -----------------
           Months 1 - 26                $129,492             $10,791

     1. LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

          A. COMMENCEMENT DATE. The commencement date ("COMMENCEMENT DATE") for this Lease is the date set forth in the Schedule. Notwithstanding the foregoing, if Landlord is unable to deliver possession of the Premises to Tenant on or before the Commencement Date for any reason, then (i) this Lease shall not be void or voidable by either party, (ii) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and (iii) the Commencement Date shall be revised to mean the date on which Landlord delivers possession of the Premises to Tenant and the Termination Date shall be revised accordingly so that the Term (as defined below) is unaffected by such delay.

          B.   TERMINATION DATE. If the Commencement Date is revised pursuant to
Section IA above, then the termination date ("TERMINATION DATE") of this Lease shall be revised to mean the last date of the Term, as set forth in the Schedule, after the revised Commencement Date, or if the revised Commencement Date is not the first day of a month, then after the first day of the following month.

          C. EARLY OCCUPANCY. During the period commencing on September 24, 1998 and ending on the Commencement Date (the "EARLY OCCUPANCY PERIOD"), Tenant shall be permitted to enter the Premises for the sole purpose of installing certain furniture, fixtures and equipment, provided that Tenant's occupancy of the Premises during the Early Occupancy Period shall be subject to all of the terms, covenants and conditions of this Lease (including, without limitation, Tenant's obligations under Sections 5 (regarding obtaining Landlord's prior written consent before commencing any alterations) and 9 (regarding Tenant's indemnity and insurance obligations), except that Landlord agrees that Tenant's obligation to pay Base Rent, Operating Cost Share Rent and Tax Share Rent (as such terms are defined in Sections 2.B(1), (2) and (3) below) during the Early Occupancy Period shall be waived.

     2.   RENT.

          A. TYPES OF RENT. Tenant shall pay the following Rent pursuant to instructions to be given to Tenant by Landlord prior to the Commencement Date:

               (1) BASE RENT in monthly installments in advance, the first monthly installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

               (2) OPERATING COST SHARE RENT in an amount equal to the Tenant's Proportionate Share of the excess of Operating Costs for the applicable fiscal year of the Lease (the "EXCESS OPERATING COSTS") over the Operating
Costs for the Base Year (the "BASE OPERATING COSTS"), paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D.

               (3) TAX SHARE RENT in an amount equal to the Tenant's Proportionate Share of the excess of Taxes for the applicable fiscal year of this Lease (the "EXCESS TAXES") over the Taxes for the Base Year (the "BASE TAXES"), paid monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2B, 2C and 2D.

               (4) ADDITIONAL RENT in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent, and Tax Share Rent, but including any interest for late payment of any item of Rent.

               (5) RENT as used in this Lease means Base Rent, Operating Cost Share Rent, Tax Share Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.

          B.   PAYMENT OF OPERATING COST SHARE RENT AND TAX SHARE RENT.

               (1) PAYMENT OF ESTIMATED OPERATING COST SHARE RENT AND TAX SHARE RENT. Landlord shall estimate the Operating Costs and Taxes of the Project by April 1 of each fiscal year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project.

          Within ten (10) days after receiving the original or revised estimate from Landlord setting forth (a) an estimate of Operating Costs for a particular fiscal year, (b) the Base Operating Costs, and (c) the resulting estimate of Excess Operating Costs for such fiscal year, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Excess Operating Costs, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

          Within ten (10) days after receiving the original or revised estimate from Landlord setting forth (a) an estimate of Taxes for a particular fiscal year, (b) the Base Taxes, and (c) the resulting estimate of Excess Taxes for such fiscal year, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Excess Taxes, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

               (2) CORRECTION OF OPERATING COST SHARE RENT. Landlord shall deliver to Tenant a report for the previous fiscal year (the "OPERATING COST REPORT") by May 15th of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Operating Costs incurred, (b) the Base Operating Costs, (c) the amount of Operating Cost Share Rent due from Tenant, and (d) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent next coming due.

               (3) CORRECTION OF TAX SHARE RENT. Landlord shall deliver to Tenant a report for the previous fiscal year (the "TAX REPORT") by May 15th of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the Base Taxes, (c) the amount of Tax Share Rent due from Tenant, and (d) the amount of Tax Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any excess as a credit against Tenant's payments of Tax Share Rent next coming due.

          C.   DEFINITIONS.

               (1) INCLUDED OPERATING COSTS. "OPERATING COSTS" means any expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance (including the related deductibles), repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease, and a reasonable management fee. Operating Costs shall also include the costs of any capital improvements which are intended to reduce Operating Costs or improve safety, and those made to keep the Project in compliance with governmental requirements applicable from time to time or to replace existing capital improvements, facilities and equipment within the Building or the common areas of the Project, such as the roof membrane and resurfacing of the parking areas (collectively, "INCLUDED CAPITAL ITEMS"); provided, that the costs of any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at ten percent (10%) per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term, unless the cost of the Included Capital Item is less than Ten Thousand Dollars ($10,000) in which case it shall be expensed in the year in which it was incurred.

          If the Project contains more than one building, then Operating Costs shall include (i) all Operating Costs fairly allocable to the Building, and
(ii) a proportionate share (based on the gross rentable area of the Building as a percentage of the gross rentable area of all of the Buildings in the Project) of all Operating Costs which relate to the Project in general and are not fairly allocable to any one building in the Project.

          If the Project is not fully occupied during any portion of any Fiscal Year, Landlord may adjust (an "EQUITABLE ADJUSTMENT") Operating Costs to equal what would have been incurred by Landlord had the Project been fully occupied. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Project increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs.

          If Landlord does not furnish any particular service whose cost would have constituted an Operating Cost to a tenant other than Tenant who has undertaken to perform such service itself, Operating Costs shall be increased by the amount which Landlord would have incurred if it had furnished the service to such tenant.

               (2) EXCLUDED OPERATING COSTS. Operating Costs shall not include:

                      (a)     costs of alterations of tenant premises;

                      (b) costs of capital improvements other than Included Capital Items;

                      (c) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project;

                      (d)     real estate brokers' leasing commissions;

                      (e) legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof;

                      (f) any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

                      (g) the cost of any service furnished to any office tenant of the Project which Landlord does not make available to Tenant;

                      (h)     depreciation (except on any Included Capital
                              Items);

                      (i)     franchise or income taxes imposed upon Landlord;

                      (j) costs of correcting defects in construction of the Building (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specifications);

                      (k) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2B above;

                      (l) the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Building; and

                      (m)     fines, penalties and interest.

               (3) TAXES. "TAXES" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "RENT TAX"). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful. Taxes shall also include any assessments or fees paid to any business park owners association, or similar entity, which are imposed against the Project pursuant to any Covenants, Conditions and Restrictions ("CC&R's") recorded against the Project and any installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments imposed in connection with any change in ownership or new construction.

          If the Project contains more than one building, then Taxes shall include (i) all Taxes fairly allocable to the Building, and (ii) a proportionate share (based on the gross rentable area of the Building as a percentage of the gross rentable area of all of the Buildings in the Project) of all Taxes which relate to the Project in general and are not fairly allocable to any one building in the Project.

          For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made. Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

               (4) LEASE YEAR. "LEASE YEAR" means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

               (5) FISCAL YEAR. "FISCAL YEAR" means the calendar year, except that the first Fiscal Year and the last Fiscal Year of the Term may be a partial calendar year.

          D.   COMPUTATION OF BASE RENT AND RENT ADJUSTMENTS.

               (1) PRORATIONS. If this Lease begins on a day other than the first day of a month, the Base Rent, Operating Cost Share Rent and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the Fiscal Year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable Fiscal Year.

               (2) DEFAULT INTEREST. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law.

               (3) RENT ADJUSTMENTS. The square footage of the Premises and the Building set forth in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises or the Building. If any Operating Cost paid in one Fiscal Year relates to more than one Fiscal Year, Landlord may proportionately allocate such Operating Cost among the related Fiscal Years.

               (4) BOOKS AND RECORDS. Landlord shall maintain books and records reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices. Tenant and its certified public accountant shall have the right to inspect Landlord's records at Landlord's applicable local office or other location designated by Landlord upon at least seventy-two
(72) hours' prior notice during normal business hours during the ninety (90) days following the respective delivery of the Operating Cost Report or the Tax Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Project. Unless Tenant sends to Landlord any written exception to either such report within said ninety (90) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, Without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall cause its independent certified public accountant to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Costs and Taxes in the aggregate overstated the amounts thereof by more than five percent (5%).

               (5) MISCELLANEOUS. So long as Tenant is in default of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

     3.   PREPARATION AND CONDITION OF PREMISES; TENANT'S POSSESSION.

          A. CONDITION OF PREMISES. Except to the extent of any Tenant Improvements item on the Schedule, Landlord is leasing the Premises to Tenant "as is" with the existing paint and carpet, without any obligation to alter, remodel, improve, repair or decorate any part of the Premises.

          B. TENANT'S POSSESSION. Tenant's taking possession of any portion of the Premises (including during the Early Occupancy Period) shall be conclusive evidence that the Premises was in good order, repair and condition. Throughout the Term, Tenant shall maintain the

Premises in their condition as of the Completion Date, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in the condition required under Section 14 below. To the extent Tenant falls to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.

     4.   PROJECT SERVICES.

     Landlord shall furnish services as follows:

          A. HEATING AND AIR CONDITIONING. During the normal business hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, Landlord shall furnish heating and air conditioning to provide a comfortable temperature, in Landlord's judgment, for normal business operations, except to the extent Tenant installs equipment which adversely affects the temperature maintained by the air conditioning system. If Tenant installs such equipment, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of installation, operation and maintenance thereof.

     Landlord shall furnish heating and air conditioning after business hours if Tenant provides Landlord reasonable prior notice, and pays Landlord all the then current charges for such additional heating or air conditioning.

          B. ELEVATORS. If the Building is equipped with one or more elevators, Landlord shall provide passenger elevator service during normal business hours to Tenant in common with Landlord and all other tenants. Landlord shall provide limited passenger service at other times, except in case of an emergency. If applicable, Landlord shall provide freight elevator service at reasonable hours at Tenant's request, subject to scheduling by the Landlord and payment for the service by Tenant.

          C. ELECTRICITY. Landlord shall provide sufficient electricity to operate normal office lighting and office equipment. Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than business machines and equipment normally employed for general office use which do not require high electricity consumption for operation, without obtaining the prior written consent of Landlord. If any or all of Tenant's equipment requires electricity consumption in excess of that which is necessary to operate normal office equipment, such consumption (including consumption for computer or telephone rooms and special HVAC equipment) shall be submetered by Landlord at Tenant's expense, and Tenant shall reimburse Landlord as Additional Rent for the cost of its submetered consumption based upon Landlord's average cost of electricity. Such Additional Rent shall be in addition to Tenant's obligations pursuant to Section 2A(2) to pay its Proportionate Share of Operating Costs.

          D. WATER. Landlord shall furnish hot and cold tap water for drinking and toilet purposes. Tenant shall pay Landlord for water furnished for any other purpose as Additional Rent at rates fixed by Landlord. Such Additional Rent shall be in addition to Tenant's obligations pursuant to Section 2A(2) to pay its Proportionate Share of Operating Costs. Tenant shall not permit water to be wasted.

          E. JANITORIAL SERVICE. Landlord shall furnish janitorial service Monday through Friday as generally provided to other tenants in the Project. With reasonable prior notice from Tenant, Landlord shall also provide additional janitorial service on weekends or holidays at Tenant's expense, and Tenant shall reimburse Landlord as Additional Rent for the cost of such additional janitorial services. Such Additional Rent shall be in addition to Tenant's obligations pursuant to Section 2A(2) to pay its Proportionate Share of Operating Costs.

          F. INTERRUPTION OF SERVICES. If any of the Building equipment or machinery ceases to function properly for any cause Landlord shall use reasonable diligence to repair the same promptly. Landlord's inability to furnish, to any extent, the Project services set forth in this Section 4, or any cessation thereof resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof.

     5.   ALTERATIONS AND REPAIRS.

          A. LANDLORD'S CONSENT AND CONDITIONS. Tenant shall not make any improvements or alterations to the Premises (the "WORK") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent. Tenant shall pay Landlord's standard charge (or, if Landlord does not have a standard charge, then Landlord's actual costs incurred) for review of all of the plans and all other items submitted by Tenant. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or systems of the Building, (b) impacts any other tenant's premises, or (c) is visible from outside the Premises.
     Tenant shall pay for the cost of all Work, including the cost of any and all approvals, permits, fees and other charges which may be required as a condition of performing such Work. Upon completion, all Work shall become the property of Landlord, except for Tenant's trade fixtures and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 5E.

     The following requirements shall apply to all Work:

               (1) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord, and, at Landlord's request, security for payment of all costs.

               (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

               (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("GOVERNMENTAL REQUIREMENTS").

               (4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

               (5) Tenant shall perform all Work in compliance any "Policies, Rules and Procedures for Construction Projects" which may be in effect at the time the Work is performed.

               (6) Tenant shall permit Landlord to supervise all Work. Landlord may charge a supervisory fee not to exceed fifteen percent (15%) of labor, material, and all other costs of the Work, if Landlord's employees or contractors perform the Work.

               (7) Upon completion, Tenant shall furnish Landlord With contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation related to the Work, including any other information required under any "Policies, Rules and Procedures for Construction Projects" which may be in effect at the time.

          B. REPAIRS. If any part of the mechanical, electrical or other systems in the Premises (e.g., HVAC, life safety or fire extinguisher/sprinkler system) shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair in compliance with all applicable Governmental Requirements; to the extent Tenant falls to do so, Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand. It is a condition precedent to all Landlord's obligations to repair and maintain that Tenant shall have notified Landlord of the need of such repairs or maintenance. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the cost of such repairs from the Rent due under this Lease.

          C. NO LIENS. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.

          D. OWNERSHIP OF IMPROVEMENTS. All Work as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and
(ii) shall at Landlord's option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or
(b) be removed in accordance with Subsection 5E below (unless Landlord at the time it gives its consent to the performance of such construction expressly waives in writing the right to require such removal).

          E. REMOVAL UPON TERMINATION. Upon the termination of this Lease or Tenant's right of possession Tenant shall remove from the Premises and Project its trade fixtures, furniture, moveable equipment and other personal property, any improvements which Landlord elects pursuant to Section 5D shall be removed by Tenant, and any improvements to any portion of the Project other than the Premises. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition.

     6.   USE OF PREMISES.

          A. LIMITATION ON USE. Tenant shall use the Premises only for the Permitted Use stated in the Schedule. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Project, or allow any offensive noise or odor in or around the Project. At the end of each business day, or more frequently if necessary, Tenant shall deposit all garbage and other trash (excluding any inflammable, explosive and/or hazardous materials) in trash bins or containers approved by Landlord in locations designated by Landlord from time to time. If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building or the Premises under such laws.

          B. SIGNS. Tenant shall not place on any portion of the Premises any sign, placard, lettering, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord. Any approved signs shall strictly conform to all Governmental Restrictions, any CC&R's recorded against the Project, and Landlord's Signage Standards in effect at the time, and shall be installed (and removed upon the

Termination Date) at Tenant's expense. Tenant, at its sole cost and expense, shall maintain such signs in good condition and repair, including the repair of any damage caused to the Building and/or Project upon the removal of such signs. Landlord current Signage Standards are attached hereto as EXHIBIT C. Landlord shall install the Building standard sign containing Tenant's name at the entrance to the Premises and include Tenant's name in the tenant directory located in the lobby in the first floor of the Building.

          C. PARKING. Tenant shall have the right to park in the Project's parking facilities in common with other tenants of the Project upon terms and conditions, as may from time to time be established by Landlord. Tenant agrees not to overburden the parking facilities (i.e., use more than the number of parking stalls indicated on the Schedule) and agrees to cooperate with Landlord and other tenants in the Project in the use of the parking facilities. Landlord reserves the right in its discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants in the Project. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body.

          D.   PROHIBITION AGAINST USE OF ROOF AND STRUCTURE OF BUILDING.
Tenant shall be prohibited from using any all or any portion of the roof of the Building or any portion of the structure of the Building during the Term of this Lease (or any extensions thereof) for any purposes (including without limitation for the installation, maintenance and repair of a satellite dish and/or other telecommunications equipment), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Any use of the roof or the structure of the Building for satellite dish or antennae purposes shall be pursuant to the terms of a separate license agreement and not this Lease. Nothing herein shall limit or restrict Landlord's rights under Section 11.N, or require Landlord to obtain Tenant's consent prior to exercising such rights.

     7. GOVERNMENTAL REQUIREMENTS AND BUILDING RULES. Tenant shall comply with all Governmental Requirements applying to its use, repair and maintenance of the Premises. Tenant shall also comply with all reasonable rules for the Project which may be established and amended from time to time by Landlord. The present rules and regulations are contained in Exhibit B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and any other tenants in the Project under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and also any applicable "Policies, Rules and Regulations for Construction Projects" which may be established and in effect at the time.

     8.   WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

          A. WAIVER OF CLAIMS. To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord, its agents or employees. To the extent permitted by law, Landlord waives any claims it may have against

Tenant or its officers, directors, employees or agents for loss of rents or damage to property sustained by Landlord as the result of any act or omission of Tenant, its agents or employees.

          B. INDEMNIFICATION. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in or around the Project and arising from the use of the Premises or from any other act or omission or negligence of Tenant, its employees, agents or invitees, or Tenant's breach of its obligations under this Lease. Tenant's obligations under this Section shall survive the termination of this Lease.

     Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury or damage to person or the Premises to the extent caused by the gross negligence or intentional misconduct of Landlord or any of Landlord's employees or agents, or Landlord's breach of its obligations under this Lease. Landlord's obligations under this section shall survive the termination of this Lease.

          C. TENANT'S INSURANCE. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

               (1) Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

               (2) Property Insurance against "All Risks" of physical loss covering the replacement cost of all improvements, fixtures and personal property. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord.

               (3) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits*

                      Each Accident               $500,000
                      Disease--Policy Limit       $500,000
                      Disease--Each Employee      $500,000

          Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

          Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Section 8C(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

               (4) Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                      (a) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

                      (b) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                      Each Accident               $500,000
                      Disease--Policy Limit       $500,000
                      Disease--Each Employee      $500,000

               Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

               Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

          D. INSURANCE CERTIFICATES. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

          E. LANDLORD'S INSURANCE. Landlord shall maintain "All-Risk" property insurance at replacement cost, including loss of rents, on the Building, and Commercial General Liability insurance policies covering the common areas of the Project, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

     9.   FIRE AND OTHER CASUALTY.

          A. TERMINATION. If a fire or other casualty causes substantial damage to the Building or the Premises, and sufficient insurance proceeds will be available to Landlord to cover the cost of any restoration to the Building and Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods without the payment of overtime and other premiums. If the time needed exceeds twelve (12) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then in the case of the Premises, either Landlord or Tenant may terminate this Lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. If sufficient insurance proceeds will not be available to Landlord to cover the cost of any restoration to the Building or the Premises, Landlord may terminate this Lease by written notice to Tenant. Any termination pursuant to this Section 9A shall be effective thirty (30) days from the date of such termination notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the space which has been untenantable after the casualty.

          B. RESTORATION. If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Landlord's obligation, should it elect or be obligated to repair or rebuild, shall be limited to the basic Premises, the building-standard Tenant Improvements, or the basic Building, as the case may be, and Tenant shall, at Tenant's expense, replace or fully repair its damaged improvements (including any Tenant Improvements in excess of the building standard), personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that the casualty was caused by the negligence or intentional misconduct of Tenant, its agents or employees. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property and trade fixtures or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

     10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's personal property and trade fixtures, or its relocation costs. All obligations accrued to the date of the taking shall be performed by each party.

     11.  RIGHTS RESERVED TO LANDLORD.

     Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

          A. NAME. To change the name of all or any of the Buildings or the Project, or the street address of the Buildings or the suite number(s) of the Premises.

          B. SIGNS. To install, modify and/or maintain any signs on the exterior and in the interior of the Buildings or on the Project, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building.

          C. WINDOW TREATMENTS. To approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

          D. KEYS. To retain and use at any time passkeys to enter the Premises or any door within the Premises. Tenant shall not alter or add any lock or bolt.

          E. ACCESS. To have access to the Premises with twenty four hour prior notice (except in the case of an emergency in which case Landlord shall have the right to immediate access) to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease.

          F. PREPARATION FOR REOCCUPANCY. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

          G. HEAVY ARTICLES. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

          H. SHOW PREMISES. To show the Premises to prospective purchasers, tenants, brokers, lenders, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

          I. RELOCATION OF TENANT. To relocate the Tenant, upon thirty days' prior written notice, from all or part of the Premises (the "OLD PREMISES") to another area in the Project (the "New Premises"), provided that:

               (1) the size of the New Premises is at least equal to the size of the Old Premises;

               (2) Landlord pays the cost of moving the Tenant and improving the New Premises to the standard of the Old Premises. Tenant shall cooperate with Landlord in all reasonable ways to facilitate the move, including supervising the movement of files or fragile equipment, designating new locations for furniture, equipment and new telephone and electrical outlets, and determining the color of paint in the New Premises.

          J. USE OF LOCKBOX. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

          K. REPAIRS AND ALTERATIONS. To make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Building. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

          L. LANDLORD'S AGENTS. If Tenant is in default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

          M. BUILDING SERVICES. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

          N. USE OF ROOF. To permit Landlord (or any entity selected by Landlord) to install, operate, maintain and repair any satellite dish, antennae, equipment, or other facility on the roof of the Building or to use the roof of the Building in any other manner, provided that such installation, operation, maintenance, repair or use does not unreasonably interfere with Tenant's use of the Premises.

          0. OTHER ACTIONS. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building.

     12.  TENANT'S DEFAULT.

     Any of the following shall constitute a default by Tenant:

          A.   RENT DEFAULT. Tenant fails to pay any Rent when due;

          B. ASSIGNMENT/SUBLEASE OR HAZARDOUS SUBSTANCES DEFAULT. Tenant defaults in its obligations under Section 17 Assignment and Sublease or Section 28 Hazardous Substances;

          C. OTHER PERFORMANCE DEFAULT. Tenant fails to perform any other obligation to Landlord under this Lease, and this failure continues for ten (10) days after written notice from Landlord, except that if Tenant begins to cure its failure within the ten (10) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the ten (10) day period shall be extended to sixty (60) days, or such lesser period as is reasonably necessary to complete the cure;

          D.   CREDIT DEFAULT. One of the following credit defaults occurs:

               (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty (30) days or results in the entry of an order for relief against Tenant which is not fully stayed within seven (7) days after entry;

               (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

               (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

          E. VACATION OR ABANDONMENT DEFAULT. Tenant vacates or abandons the Premises.

     13. LANDLORD REMEDIES. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

          A. Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due.

          B. Landlord may enter the Premises and release them to third parties for Tenant's account for any period, whether shorter or longer than the remaining Term. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the date the Rent is due, less the rent and other sums received by Landlord from any releasing. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

          C. Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date for termination set forth in such notice. Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. On termination, Landlord has the right to recover from Tenant as damages:

               (1) The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

               (2) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

               (3) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

               (4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises;
(ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or
(iv) for any other costs necessary or appropriate to relet the Premises; plus

               (5) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

     The "worth at the time of award" of the amounts referred to in Sections 13C(1) and 13C(2) is computed by allowing interest at the maximum rate permitted by law on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Section 13C(3) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

          D. LANDLORD'S REMEDIES CUMULATIVE. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

          E. WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR

STATE COURT LOCATED IN CALIFORNIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

          F. LITIGATION COSTS. Tenant shall pay Landlord's reasonable attorneys' fees and other costs in enforcing this Lease, whether or not suit is filed.

     14. SURRENDER. Upon the expiration or earlier termination of this Lease for any reason, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and damage by fire or other casualty excepted, with all interior walls repaired and repainted if marked or damaged, all carpets broom cleaned, all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulb or ballasts, and all floors broom cleaned, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises all Tenant's personal property and all of Tenant's alterations required to be removed pursuant to Section 5E, and restore the Premises to its condition prior to their installation. If Tenant fails to remove any alterations and/or Tenant's personal property, and such failure continues after the termination of this Lease, Landlord may retain or dispose of such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such alterations and Tenant's personal property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability, including attorneys' fees and costs, resulting from delay by Tenant in so surrendering the Premises.

     15. HOLDOVER. Tenant shall have no right to holdover possession of the Premises after the expiration or termination of this Lease without Landlord's prior written consent which Landlord may withhold in its sole and absolute discretion. If, however, Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all of the Base Rent, Operating Cost Share Rent and Tax Share Rent at double the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct and consequential damages resulting from Tenant's holdover. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

     16.  SUBORDINATION TO GROUND LEASES AND MORTGAGES.

          A. SUBORDINATION. This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination.

          B. TERMINATION OF GROUND LEASE OR FORECLOSURE OF MORTGAGE. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

          C. SECURITY DEPOSIT. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit, if any, is received by such ground lessor or mortgagee.

          D. NOTICE AND RIGHT TO CURE. The Project is subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Exhibit D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Exhibit or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

          E. DEFINITIONS. As used in this Section 16, "mortgage" shall include "trust deed" and "deed of trust", "mortgagee" shall include "trustee", "beneficiary" and the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

     17.  ASSIGNMENT AND SUBLEASE.

          A. IN GENERAL. Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of

Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease,
(iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. If Tenant shall assign this Lease or sublet the Premises in its entirety any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein.

          B. LANDLORD'S CONSENT. Landlord will not unreasonably withhold its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease, (ii) the proposed assignee or sublessee is a tenant in the Project or an affiliate of such a tenant or a party that Landlord has identified as a prospective tenant in the Project, (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed assignee or subtenant is a government entity, or (vi) the proposed sublease is for less than the entire Premises or for less than the remaining Term of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

          C. PROCEDURE. Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

          D. CHANGE OF MANAGEMENT OR OWNERSHIP. Any transfer of the direct or indirect power to affect the management or policies of Tenant or direct or indirect change in 25% or more of the ownership interest in Tenant shall constitute an assignment of this Lease.

          E. EXCESS PAYMENTS. If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 75% of any such excess immediately upon receipt.

          F. RECAPTURE. Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of assignment or subletting, terminate this Lease with respect to the space described in Tenant's notice, as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease.

     18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

     19. ESTOPPEL CERTIFICATE. Each party shall, within ten (10) days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, that the non-certifying party has not paid any security deposit, and that the non-certifying party has no claims or offsets against the requesting party.

     20. LEASE DEPOSIT. Tenant shall deposit with Landlord on the date Tenant executes and delivers this Lease to Lease the cash sums set forth in the Schedule for both Prepaid Rent and Security Deposit (collectively, the "LEASE DEPOSIT"). The Prepaid Rent shall be applied by Landlord against the first full month's Base Rent payment obligation hereunder. The Security Deposit shall be held by Landlord as security for the performance of all of its obligations in the amount set forth on the Schedule. If Tenant defaults under this Lease, Landlord may apply all or any part of the Security Deposit for the payment of any Rent or other sum in default, the repair of any damage to the Premises caused by Tenant or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. Tenant hereby waives any restriction on the use or application of the Security Deposit by Landlord as set forth in California Civil Code Section 1950.7. To the extent any portion of the Security Deposit is used, Tenant shall within five (5) days after demand from Landlord restore the deposit to its full amount. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant within thirty (30) days after the end of the Term. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease.

     If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. Upon such transfer, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

     21. FORCE MAJEURE. Landlord shall not be in default under this Lease to the extent Landlord is unable to perform any of its obligations on account of any strike or labor problem, materials, supplies or energy shortage, governmental pre-emption or prescription, national emergency, or any other cause of any kind beyond the reasonable control of Landlord ("FORCE MAJEURE").

     22. TENANT'S PERSONAL PROPERTY AND FIXTURES. Tenant hereby grants to Landlord a security interest in all of its personal property and trade fixtures now or hereafter located within the Premises as additional security for performance of all of Tenant's obligations under this Lease. Tenant may replace such personal property and fixtures with items of equal or better quality, but shall not otherwise remove them from the Premises without the consent of Landlord until all of the obligations of Tenant under this Lease have been performed. This Lease constitutes a security agreement creating a security interest in such property in favor of Landlord, subject only to the liens of existing creditors, and Landlord may at any time file this Lease as a financing statement under the Uniform Commercial Code of the state in which the Project is located.

     23. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

          A.  LANDLORD. To Landlord as follows:

          CarrAmerica Realty Corporation
          1810 Gateway Drive, Suite 150
          San Mateo, CA 94404
          Attn: Market Officer

          with a copy to:

          CarrAmerica Realty Corporation
          1850 K Street N.W., Suite 500
          Washington, D.C. 20006
          Attn: Lease Administration

or to such other person at such other address as Landlord may designate by notice to Tenant.

          B.   TENANT. To Tenant as follows:

               The Quicksilver Group
               10061 Bubb Road,
               Cupertino, California 95014
               Attn: Todd Fitzwater

          With a copy to:

               Racotek, Inc.
               7301 Ohms Lane, Suite 200
               Minneapolis, MN 55439
               Attn: Legal

or to such other person at such other address as Tenant may designate by notice to Landlord.

     Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

     24. QUIET POSSESSION. So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord, subject to all of the terms of this Lease.

     25. REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind in connection with this Lease.

     26.  MISCELLANEOUS.

          A. SUCCESSORS AND ASSIGNS. Subject to the limits on Tenant's assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

          B. DATE PAYMENTS ARE DUE. Except for payments to be made by Tenant under this Lease which are due upon demand, Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within ten days of Tenant's receipt of Landlord's statement.

          C. MEANING OF "LANDLORD", "RE-ENTRY," "INCLUDING" AND "AFFILIATE". The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

          D. TIME OF THE ESSENCE. Time is of the essence of each provision of this Lease.

          E. NO OPTION. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

          F. SEVERABILITY. The unenforceability of any provision of this Lease shall not affect any other provision.

          G. GOVERNING LAW. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

          H. LEASE MODIFICATION. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

          I. NO ORAL MODIFICATION. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

          J. LANDLORD'S RIGHT TO CURE. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord promptly begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

          K. CAPTIONS. The captions used in this Lease shall have no effect on the construction of this Lease.

          L. AUTHORITY. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

          M. LANDLORD'S ENFORCEMENT OF REMEDIES. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

          N. ENTIRE AGREEMENT. This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

          0. LANDLORD'S TITLE. Landlord's title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

          P. LIGHT AND AIR RIGHTS. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Project, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

          Q. SINGULAR AND PLURAL. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

          R. NO RECORDING BY TENANT. Tenant shall not record in any public records any memorandum or any portion of this Lease.

          S. EXCLUSIVITY. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

          T. NO CONSTRUCTION AGAINST DRAFTING PARTY. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

          U. SURVIVAL. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

          V. RENT NOT BASED ON INCOME. No Rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

          W. BUILDING MANAGER AND SERVICE PROVIDERS. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

          X. LATE CHARGE AND INTEREST ON LATE PAYMENTS. Without limiting the provisions of Section 12A, if Tenant falls to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in
Section 2D(2). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

     27. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

     28.  HAZARDOUS SUBSTANCES.

          A. Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. Any handling, transportation, storage, treatment, disposal or use of any Hazardous Substances in or about the Project by Tenant, its agents, employees, contractors or invitees shall strictly comply with all applicable Governmental Requirements. Tenant shall indemnify, defend and hold Landlord harmless from and against any liabilities, losses, claims, damages, penalties, fines, attorneys' fees and court costs, remediation costs, investigation costs and any other expenses which result from or arise out of the use, storage, treatment, transportation, release, or disposal of any Hazardous Substances on or about the Project by Tenant, its agents, employees, contractors or invitees. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing.

          B. "HAZARDOUS SUBSTANCES" means any hazardous or toxic substances, materials or waste which are or become regulated by any local government authority, the state in which the Project is located or the United States government, including those substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws.

     29. FINANCIAL STATEMENTS. Within ten (10) days after Landlord's written request therefor, Tenant shall deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

     30. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Building, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

          IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the dates set forth below.

                                LANDLORD
                                SQUARE 24 ASSOCIATES
                                (D.B.A. SQUARE 24 ASSOCIATES L.P.)
                                By:  Carr Real Estate Services, L.L.C.,
                                Its: General Partner
                                   By: Carr Real Estate Services Partnership
                                   Its: Managing partner
                                     By: Carr Realty, L.P.,
                                     Its: Managing partner
                                        By: CarrAmerica Realty Corporation
                                        Its: general partner


                                          By:  /s/ Philip L. Hawkins
                                             ----------------------------
                                          Its:   Managing Director

                                          Date:  9/29/98
                                               ----------------------------

                                TENANT:
                                THE QUICKSILVER GROUP,
                                a ____________ corporation

                                By:  /s/ Todd Fitzwater
                                   ----------------------------
                                Print Name: Todd Fitzwater
                                            ----------------------
                                Print Title:   CFO
                                            --------------------------
                                Date of Execution: 9/28/98
                                                 --------------------------



                                By:  /s/ Tom Minick
                                   ----------------------------
                                Print Name: Tom Minick
                                            ----------------------
                                Print Title:   CEO
                                            --------------------------
                                Date of Execution: 9/28/98
                                                 --------------------------

                                     Exhibit A

                              Description of Premises

                        [To be attached prior to execution]




                                     [FLOOR PLAN]


                              HACIENDA WEST
                              BUILDING B       4-22-97
                              THIRD FLOOR

                                     Exhibit B

                               RULES AND REGULATIONS

     1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Project.

     2. The Project directory shall be available to Tenant solely to display names and their location in the Project, which display shall be as directed by Landlord.

     3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project.

     4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

     5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

     6. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.

     7. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord.

     8. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

     9. No additional locks shall be placed upon any doors, windows or transoms in or to the Premises. Tenant shall not change existing locks or the mechanism thereof. Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.

           In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock.

     10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

     11. No furniture, packages, supplies, equipment or merchandise will be received in the Project or carried up or down in the freight elevator, except between such hours and in such freight elevator as shall be designated by Landlord. Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators.

     12. Tenant shall cause all doors to the Premises to be closed and securely locked and shall turn off all utilities, lights and machines before leaving the Project at the end of the day.

     13. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

     14. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises' or the Project's heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.

     15. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

     16. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

     17. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

     18. No bicycle or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by "seeing eye" dogs. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

     19. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

Accordingly:

           (a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

           (b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

           (c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.

     20. Tenant shall not do or permit the manufacture, sale, purchase, use or gift of any fermented, intoxicating, or alcoholic beverages without obtaining written consent of Landlord.

     21.   Tenant shall not disturb the quiet enjoyment of any other tenant.

     22. Tenant shall not provide any janitorial services or cleaning without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord.

     23. Landlord may retain a pass key to the Premises and be allowed admittance thereto at all times to enable its representatives to examine the Premises from time to time and to exhibit the same and Landlord may place and keep on the windows and doors of the Premises at any time signs advertising the Premises for Rent.

     24. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

     25. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

     26. Tenant shall not install or operate any phonograph, musical or sound- producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

     27. Tenant shall promptly remove all rubbish and waste from the Premises.

     28. Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.

     29. Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy of such list to Landlord and procure a removal permit from the Office of the Building authorizing Building employees to permit such articles to be removed.

     30. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

     31. Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord.

     32. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion, and Landlord's satisfaction shall be determined in its sole judgment.

     33. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.

                               FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (this "Amendment") is dated for reference purposes only as October 15, 1998, by and between SQUARE 24 ASSOCIATES (d.b.a. SQUARE 24 ASSOCIATES, L.P.), a Delaware limited liability company ("Landlord"), and QUICKSILVER GROUP, INC., a California corporation ("Tenant").

                                       RECITALS

     A. Landlord and Tenant entered into that certain Office Lease dated as of September 10, 1998 (the "Original Lease"), in which Landlord leased to Tenant and Tenant leased from Landlord approximately 4,905 rentable square feet within that certain building which contains approximately 99,7000 rentable square feet, commonly known as Hacienda West, 3875 Hopyard Road, Pleasanton, California (the "Premises").

     B. Tenant and Racotek, Inc., a Delaware corporation ("Racotek"), entered into that certain Agreement and Plan of Merger and Reorganization dated as of July 6, 1998 (the "Assignment") in which Tenant was merged into Racotek, and Racotek assumed all Tenant's interest under the Lease. Racotek subsequently changed its name to Zamba Corporation, a Delaware corporation ("Assignee"). Landlord consented to the assignment on the express condition that the Assignment will not release or discharge Tenant from any liability as the lessee under the Lease, including, without limitation, the obligation to pay rent.

     C. Subject to the terms and conditions set forth herein, Landlord and Tenant now desire to amend the Original Lease.

                                   AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby mutually promise, covenant and agree as follows:

1. DEFINITIONS. Capitalized terms used in this Amendment not otherwise defined herein shall have the meaning given such terms in the Lease (as defined below). All of definitions contained in the Recitals are hereby incorporated. In the event of any conflict between the terms of the Original Lease and the terms of this Amendment, the parties agree that the terms of this Amendment shall control. The Original Lease as amended by the Commencement Agreement and this Amendment shall be referred to herein as the "Lease."

2. PREMISES. Section 2 of the Schedule of the Original Lease is hereby amended to delete the reference to "Suite(s) 315" and to insert in its place "Suite(s) 345."

3. TAX SHARE RENT. Section 2 (A)(3) of the Original Lease is hereby amended to add to the end thereof the following: "Landlord agrees that the Base Taxes shall include (or shall be adjusted to include) all increases in Taxes arising from Landlord's recent acquisition of the Project."

4. FIRE DAMAGE RESTORATION. Section 9(A) of the Original Lease is hereby amended to replace the second sentence thereof in its entirety with the following: "If the time needed exceeds six (6) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the lease, then in the case of the Premises, either Landlord or Tenant may terminate this Lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within (10) days after the notifying party's receipt of the architect's certificate."

5. RELOCATION OF TENANT - PAINT AND CARPET. Section 11(I)(2) of the Original Lease is hereby amended to provide that Tenant will cooperate with Landlord in all reasonable ways in determining the color of the new paint and carpet in the New Premises.

6. RELOCATION OF TENANT - RENT. Section 11(I) of the Original Lease is hereby amended to add the following new subsection (3) at the end thereof:

          (3) the relocation of Tenant shall not result in an increase in Tenant's Monthly Base Rent or Tenant's Proportionate Share of the Building as each are described in the Schedule.

7. HOLDOVER. Section 15 of the Original Lease is hereby amended to replace the reference therein to "double" in the second sentence thereof and to insert in its place "175%."

8. ASSIGNMENT AND SUBLETTING. Section 17(A) of the Original Lease is hereby amended to add the word "reasonable" before the words "attorneys' fees" and before the word "expenses" in the fourth sentence thereof.

9. EXCESS PAYMENTS. Section 17(E) of the Original Lease is hereby amended to delete the reference to "75%" and to insert in its place "50%."

10. HAZARDOUS SUBSTANCES. Section 28(A) of the Original Lease is hereby amended to add to the end thereof the following: "to the extent such testing is required as a result of Tenant's activities."

11. REAL ESTATE BROKERS. Landlord and Tenant each represent and warrant to the other that neither has had any dealing with any broker other than Cushman & Wakefield in connection with the negotiation or execution of this Amendment, and Landlord and Tenant agree to indemnify each other and hold the other harmless from any and all costs (including attorneys' fees), expenses or liability for commissions or other compensation claimed by any broker or agent other than the parties named above with respect to this Amendment.

12. NOTICES. Tenant's address for receipt of notices under the Lease is as follows:

          Quicksilver Group, Inc.
          c/o Zamba Corporation
          7301 Ohms Lane, Suite 200
          Minneapolis, MN 55439
          Attn: Legal

13. THE QUICKSILVER/RACOTEK/ZAMBA ASSIGNMENT. Tenant hereby acknowledges and agrees that:

     (a) Landlord's consent to the Assignment (as defined in Recital B) shall not be deemed to be a consent to any subsequent assignment or subletting;

     (b) Landlord shall not be deemed to have waived any rights under the Lease by virtue of Landlord's consent to the Assignment;

     (c) The Assignment is in all respects subordinate to the terms of the Lease;

     (d) Insofar as the specific terms of the Assignment purport to amend or modify or are in conflict with the specific terms of the Lease, the terms of the Lease, as amended by this Amendment, shall control;

     (e) Landlord assumes no liability whatsoever on account of anything contained in the Assignment; and

     (f)  Any rights under the Assignment may be enforced only against Tenant.

14. GOVERNING LAW. This Amendment shall be governed by and be construed under the laws of the State of California.

15. ATTORNEYS' FEES. In any arbitration, quasi-judicial or administrative proceedings or any action in any court of competent jurisdiction, brought by either party to enforce any covenant or any of such party's rights or remedies under this covenant or any of such party's rights or remedies under this Amendment, including any action for declaratory relief, or any action to collect any payments required under this Amendment or to quiet title against the other party, the prevailing party shall be entitled to reasonable attorneys' fees and all costs, expenses and disbursements in connection with such action, including the costs of reasonable investigation, preparation and professional or expert consultation, which sums may be included in any judgment or decree entered in such action in favor of the prevailing party.

16. SUCCESSORS. All terms and provisions of this Amendment shall be binding upon, be enforceable by, and shall inure to the benefit of, the respective assignees and successors of the parties hereof.

17. TIME. Time is of the essence for each and every provision of this Amendment.

18. CONFIRMATION OF LEASE. Except as amended by this Amendment, the parties hereby agree and confirm that the Lease is in full force and effect.

     IN WITNESS HEREOF, the parties hereto have executed this Amendment as of the date first written above.

                           "Landlord"

                           SQUARE 24 ASSOCIATES
                           (d.b.a. Square 24 Associates L.P.)
                             By:  Carr Real Estate Services, L.L.C.,
                             Its: General Partner
                               By:  Carr Real Estate Services Partnership
                               Its: Managing partner
                                 By:  Carr Realty, L.P.,
                                 Its: Managing partner
                                   By:  CarrAmerica Realty Corporation
                                   Its: general partner

                                     By:  /s/ Philip L. Hawkins
                                         -------------------------------------
                                          Philip L. Hawkins
                                     Its: Chief Operating Operator

                                     Date:      12-2-98
                                           -----------------------------------

                           "Tenant"

                           QUICKSILVER GROUP, INC.,
                           a California corporation


                           By:    /s/ Tom Minick
                                -------------------------------
                           Name:  Tom Minick
                                -------------------------------
                           Its:   Vice President
                                -------------------------------
                           Date:  11-30-98
                                -------------------------------